This Letter of Release (“Agreement”) is effective this   day of September 2007 and sets forth the amendments to the specific details of the arrangements regarding the “Shareholder Agreement”, dated of June 18, 2007 between Zupintra Corporation, Inc. (“ZUPC”) and Network Technologies International, Inc. (“NTI”) (the “Shareholder Agreement”).

WHEREAS, ZUPC agrees to pay to NTI thirty five thousand dollars ($35,000) in shares of common stock of ZUPC as a penalty for ZUPC not being in the position to fulfill the obligations as listed in the Shareholders Agreement, dated June 18, 2007. Said shares will be at a 20% discount of market price. ZUPC shall have no further liabilities to the Shareholders Agreement, dated June 18, 2007; the said Shareholders Agreement is hereby annulled.

However, ZUPC shall hold the opportunity for 60 days from the date hereof to continue to fund NTI for the project in Ghana.

By signing this agreement, both parties understand, acknowledge, and agree to the above.

NETWORK TECHNOLOGIES, INC.

Date:	By:

Title

ZUPINTRA CORPORATION, INC.

Date:	By:
John van Arem
Title

ZUPINATRA GHANA, INC.

Date:	By:

Title